Exhibit 10.16

AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.                                      Basic Provisions (“Basic Provisions”).

1.1                               Parties:  This Lease (“Lease”), dated for reference purposes August 1, 2014, is made by and between DF/HILLTOP, LLC, a California limited liability company (“Lessor”) and BLUE APRON, INC., a Delaware corporation (“Lessee”) (collectively the “Parties,” or individually a “Party”).

1.2                               Premises:  That certain real property including all improvements therein or to be provided by Lessor under the terms of this Lease and located at 2301 Centennial Drive, in the City of Arlington located in the County of Tarrant State of Texas, and generally described as (describe briefly the nature of the property and, if applicable, the “Project” if the property is located is located within a Project) comprised of a parcel of land totaling approximately 4.4 acres of land, as set forth on Exhibit “A” attached hereto, with an approximately 103,500 square feet warehouse and office building located thereon (“Premises”).  (See also Paragraph 2)

1.3                               Term:  Ten (10) years and zero (0) months (“Term”) commencing upon the Commencement Date (as defined in Paragraph 1.3 of the Addendum) and ending as of the tenth (10th) anniversary of the Commencement Date (“Expiration Date”).  (See also Paragraph 3)

1.4                               Early Possession:  N/A (“Early Possession Date”).  (See also Paragraphs 3.2 and 3.3)

1.5                               Base Rent:  $36,085.26 per month (“Base Rent”) payable on the first (1st) day of each month commencing on the Commencement Date (see Addendum).  (See also paragraph 4)

☒ If this box is checked there are provisions in this Lease for the Base Rent to be adjusted.

1.6                               Base Rent and Other Monies paid Upon Execution:

(a)                                 Base Rent: $36,085.26  for the first (1st) month of the term.

(b)                                 Security Deposit: $43,125.23 (“Security Deposit”).  (See also Paragraph 5)

(c)                                  Association Fees:  $N/A for the period.

(d)                                 Other:  $        for                                                                                          .

(e)                                  Total Due Upon Execution of this Lease:  $79,210.49.

1.7                               Agreed Use:  Food manufacturing and related storage warehouse, and ancillary office space related thereto, and any other use permitted by Applicable Requirements.  (See also Paragraph 6)

1.8                               Insuring Party:  Lessor is the “Insuring Party” unless otherwise stated herein.  (See also Paragraph 8)

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1.9                               Real Estate Brokers:  (See also Paragraph 15)

(a)                                 Representation:  The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐ N/A represents Lessor exclusively (“Lessor’s Broker”),

☒ Lee & Associates represents Lessee exclusively (“Lessee’s Broker); or

☐ N/A represents both Lessor and Lessee (“Dual Agency).

(b)                                 Payment to Brokers:  Upon execution and delivery of this Lease by both Parties, Lessor shall pay to Lessee’s Broker the sum of $60,000 for the brokerage services rendered by Lessee’s Broker, which amount shall be paid within 5 business days following the mutual execution and delivery of this Lease, and Lessee’s payment to Lessor of the amount provided in Paragraph 1.6(e) above.

1.10                        Guarantor.  The obligations of the Lessee under this Lease are to be guaranteed by None.(Guarantor”).  (See also Paragraph 37)

1.11                        Attachments.  Attached hereto are the following, all of which constitute a part of this Lease:

☒ an Addendum.

☐ a plot plan depicting the Premises.

☐ a current set of the Rules and Regulations.

☒ other (specify) Exhibit “A” — Legal Description.

2.                                      Premises.

2.1                               Letting.  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.  Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.  Note:  Lessee is advised to verify the actual size prior to executing this Lease.

2.2                               [Intentionally Omitted]

2.3                               [Intentionally Omitted]

2.4                               Acknowledgements.  Lessee acknowledges that:  (a) it has been advised by Lessor to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, heating, ventilation and air-conditioning systems (“HVAC”) and fire sprinkler systems, security, environmental aspects, and compliance with building codes, applicable laws, covenants or restrictions of record, regulations and ordinances (“Applicable Requirements”) and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor nor Lessor’s agents have made any oral or written representations or warranties with respect to said matters other than as set forth in the Lease.

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2.5                               AS-IS Condition of Premises.  Lessee hereby acknowledges that prior to the Commencement Date, Lessee shall have fully inspected and investigated the Premises and satisfied itself with respect thereto, including without limitation, the condition of the Premises and its suitability for Lessee’s intended use thereof.  Accordingly, on the Commencement Date, except as otherwise expressly provided in this Lease, Lessee shall accept the Premises in its currently existing “AS-IS’ condition, without any representation or warranty whatsoever.  Except as expressly provided otherwise, Lessee shall be responsible for any necessary corrective work.

3.                                      Term.

3.1                               Term.  The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

3.2                               [Intentionally Omitted]

3.3                               [Intentionally Omitted]

3.4                               [Intentionally Omitted]

4.                                      Rent.

4.1                               Rent Defined.  All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2                               Payment.  Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due.  In the event that any invoice prepared by lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease.  Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month.  Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing.  Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.  In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check.  Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent, and any remaining amount to any other outstanding charges or costs.

4.3                               [Intentionally Omitted]

5.                                      Security Deposit.  Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease.  If Lessee fails to pay Rent, or otherwise breaches this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof.  If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 15 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease.  Lessor shall not be required to

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keep the Security Deposit separate from its general accounts.  Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor.  No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.  Lessee hereby waives the provisions of Sections 93.005 and 93.006 of the Texas Property Code and all other provisions of law, now or hereafter in force, which provide that Lessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Lessee or to clean the Premises.  Notwithstanding the foregoing, in the event of any bankruptcy filing by Lessor, Lessee’s claim to the Security Deposit shall be superior to the claims of any creditor of Lessor and in no event shall the Security Deposit constitute part of Lessor’s bankruptcy estate.  Additionally, the Security Deposit shall not be used to correct any ordinary wear and tear except to the extent expressly provided in this Lease.

6.                                      Use.

6.1                               Use.  Lessee shall use and occupy the Premises only for the Agreed Use and for no other purpose.  Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties.  Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles.

6.2                               Hazardous Substances

(a)                                 Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof.  Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements.  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning

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materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor.  In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)                                 Duty to Inform Lessor.  If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)                                  Lessee Remediation.  Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee or any of its any employees, agents, contractors or invitees.

(d)                                 Lessee Indemnification.  Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damage, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any of its employees, agents, contractors or invitees (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee).  Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of the Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligation under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)                                  Lessor Indemnification.  Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by Lessor, its agents or employees or any third parties for which Lessee is not expressly responsible under Paragraph 6.2(c) above.  Lessor’s obligations as and when required by the Applicable Requirements shall include, but not be limited to, the cost of investigation, removal,

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remediation, restoration and/or abatement and shall survive the expiration or termination of this Lease.

(f)                                   Investigations and Remediations.  Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy or caused by third parties for which Lessee is not expressly responsible under Paragraph 6.2(c) above, but if such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, then Lessee shall be responsible for such payment.  Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g)                                  [Intentionally Omitted]

6.3                               Lessee’s Compliance with Applicable Requirements.  Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements without regard to whether such Requirements are now in effect or become effective after the Commencement Date.  Lessee shall, within 20 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.  Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4                               Inspection; Compliance.  Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice and only during business hours, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease.  The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements by Lessee, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent and caused by Lessee.  In such case Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.  In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 20 days of the receipt of a written request therefor.

7.                                      Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1                               Lessee’s Obligations.

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(a)                                 In General.  Subject to the provisions of Paragraph 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, interior walls, ceilings, roof drainage systems, floors, windows, doors, plate glass, skylights, retaining walls, signs, located in, on, or adjacent to the Premises.  Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below.  Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.  Lessee shall, during the term of this Lease, keep the exterior appearance of the any building on the Premises (“Building”) in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b)                                 Service Contracts.  Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, and when installed on the Premises:  (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) [Intentionally Omitted], (v) roof covering and drains, (vi) clarifiers, (vii) basic utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Lessor.  However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c)                                  Failure to Perform.  If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 100% of the actual and reasonable cost thereof.

(d)                                 [Intentionally Omitted]

7.2                               Lessor’s Obligations.  Subject to the provisions of Paragraphs 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee, except that Lessor shall be solely responsible for maintaining the Building roof, structure and foundation at Lessor’s sole cost and expense.  It is the intention of the Parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises, and they

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expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.  Notwithstanding the foregoing, Lessor shall be responsible for maintaining the landscaping and parking areas and driveways of the Premises, provided that Lessee shall be responsible for reimbursing Lessor for all expenses incurred by Lessor in connection therewith following 20 days written request therefor.

7.3                               Utility Installations; Trade Fixtures; Alterations.

(a)                                 Definitions.  The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises.  The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises.  The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion.  “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations (“Equipment”) made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b)                                 Consent.  Lessee shall provide written notice to Lessor of all alterations and improvements constructed by or for Lessee at the Premises, provided that Lessor’s prior consent to any alternations and improvements shall only be required to the extent they affect the Building roof, structure, foundation, or fire-life safety system.  To the extent Lessor’s consent is required, Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor reasonably chosen and/or approved by Lessor.  Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans.  Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner.  Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials and in compliance with all Applicable Requirements.  Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.  For work which costs an amount in excess of $250,000 (but including Lessee’s initial improvements), Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation.

(c)                                  Liens; Bonds.  Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein.  Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility.  If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.  If Lessor shall require, Lessee shall furnish a

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surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same.

7.4                               Ownership; Removal; Surrender; and Restoration.

(a)                                 Ownership.  Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alternations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises.  Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations.  Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)                                 Removal.  By delivery to Lessee of written notice from Lessor not earlier than 1 year and not later than 3 months prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of  this Lease.  Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.  With respect to items for which Lessor’s consent is required, Lessee’s request for consent may request that Lessor make such determination at the time of Lessor’s consent.

(c)                                  Surrender; Restoration.  Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted.  “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice.  Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee.  Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee or any of its employees, agents, contractors or invitees (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements.  Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee.  Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire.  The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.                                      Insurance; Indemnity.

8.1                               Payment For Insurance.  Lessee shall pay for all insurance required under paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence.  Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term.  Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

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8.2                               Liability Insurance.

(a)                                 Carried by Lessee.  Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an annual aggregate of not less than $5,000,000.  Lessee shall add Lessor, Lessor’s Lender and any other party reasonably specified by Lessor, as additional insureds by means of an endorsement on Form CG2026 or equivalent, and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder.  Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.  Lessee shall have the right to satisfy its insurance obligations under this Paragraph 8.2(a) through its umbrella insurance policy.

(b)                                 Carried by Lessor.  Lessor shall maintain liability insurance, in addition to, and not in lieu of, the insurance required to be maintained by Lessee.  Lessee shall not be named as an additional insured therein.

8.3                               Property Insurance - Building, Improvements and Rental Value.

(a)                                 Building and Improvements.  Lessor shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss of damage to the Premises.  The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time.  If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor.  If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (including the perils of flood and/or earthquake), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss.  Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.  If such insurance coverage has a deductible clause, the deductible amount shall not exceed $10,000 per occurrence (except for the perils of flood and/or earthquake), and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b)                                 Rental Value.  The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of

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the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”).  Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.  Lessee shall be liable for any deductible amount in the event of such loss.

(c)           [Intentionally Omitted]

8.4          Lessee’s Property

(a)           Property Damage.  Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations.  Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5,000 per occurrence.  The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures, equipment and Lessee Owned Alterations and Utility Installations.  Lessee shall provide Lessor with written evidence that such insurance is in force.

(b)           Business Interruption.  Lessee shall obtain and maintain business interruption and/or extra expense insurance in amounts as will reimburse Lessee for extra expenses and direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)           Worker’s Compensation.  Lessee shall, at its sole expense, maintain a policy or polices of Worker’s Compensation and Employer’s Liability Insurance to the extent required under any Applicable Requirements.  Such policy or policies must include a waiver of subrogation in favor of Lessor.

(d)           No Representation of Adequate Coverage.  Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operators or obligations under this Lease.

8.5          Insurance Policies.  Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A, as set forth in the most current issue of “Best’s Insurance Guide”.  Lessee shall not do or permit to be done anything which invalidates the required insurance policies.  Lessee shall, prior to Lessor’s delivery of possession of the Premises, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the insurance which Lessee is required to carry under this Paragraph 8.  No such policy shall be cancelable or subject to modification unless the carrier has made good faith efforts to provide 30 days prior written notice to Lessor.  Lessee shall, at least 10 days prior to the expiration or earlier termination of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.  Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less.  If Lessee shall fail to procure and maintain the insurance required to be carried by it, Lessor may, but shall not be required to, procure and maintain such insurance and seek reimbursement from Lessee.

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8.6          Waiver of Subrogation.  Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its respective property.  The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto.  The Parties agree to have their respective insurance carriers required herein waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be.

8.7          Indemnity.  Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, injuries, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee.  If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.  Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8          Exemption of Lessor and its Agents from Liability.  Neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damages results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places unless such injury or damages are caused by the gross negligence or willful misconduct of Lessor or its agents, or (ii) injury to Lessee’s business or for any loss of income or profit therefrom.  Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.  Notwithstanding the foregoing, Lessor shall protect, indemnify and hold the Lessee and its employees, agents, representatives, and officers harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any breach or default on the part of Lessor in the performance of any covenant or agreement on the part of the Lessor to be performed pursuant to this Lease.

8.9          Failure to Provide Insurance.  Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain.  If Lessee shall fail to procure the insurance required by this Lease, or to deliver policies or certificates to Lessor evidencing such insurance, Lessor may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 13.2, procure such policies for the account of Lessee, and the cost thereof shall be paid to Lessor as Rent within ten (10) days after delivery of bills therefor.

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9.             Damage or Destruction.

9.1          Definitions.

(a)           “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction.  Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)           “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction.  Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total (the “Partial/Total Notice”).

(c)           “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)           “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)           “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2          Partial Damage — Insured Loss.  If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make insurance proceeds equal to the amount of the damage (less any deductible for which Lessee shall be responsible) available to Lessee for that purpose.  Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, Lessor shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs.  In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor.  If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect.  If such funds or assurance are not received, Lessor may

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nevertheless elect by written notice to Lessee within 10 days thereafter to:  (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter.  Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.  Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3          Partial Damage — Uninsured Loss.  If a Premises Partial Damage that is not an Insured Loss occurs, Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage.  Such termination shall be effective 60 days following the date of such notice.  In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment.  In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available.  If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4          Total Destruction.  See Addendum.

9.5          Damage Near End of Term.  If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds four month’s Base Rent, whether or not an Insured Loss, then either Lessor or Lessee may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to the other party within 30 days after the date of occurrence of such damage.  Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires.  If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.  If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6          Abatement of Rent; Lessee’s Remedies.

(a)           Abatement.  In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition which is not intentionally caused by Lessee, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is

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impaired.  All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)           Remedies.  If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 60 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice.  If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice.  If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect.  “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.  Additionally, of any repairs required of Lessor hereunder are not substantially completed within 12 months following Lessor’s notice of such damage (provided that such 12 month period shall be subject to extension on a day-to-day basis on account of any tenant delays), then Lessee shall have the right to terminate the Lease by delivering written notice of such election to Lessor following the expiration of such 12 month period (as the same may be extended hereunder), but prior to Lessor’s substantial completion of the repairs.

9.7          Termination; Advance Payments.  Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor.  Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8          Waive Statutes.  Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.          Real Property Taxes.

10.1        Definition.  As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income, capital gains taxes or estate taxes), improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing (including, without limitation, all taxes levied pursuant to Chapter 171 of the Texas Tax Code or any amendment, adjustment or replacement thereof), by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located.  Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein:  (i) imposed by reason of events occurring during the term of this Lease, (but expressly excluding a change in the ownership of the Premises (other than the change in ownership pursuant to which Lessor is

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acquiring the Project), and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2        Payment of Taxes.  In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date, provided that Lessee shall be provided with a copy of the relevant tax bill within 30 days of Lessor’s receipt of such bill.  If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated.  In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent.  Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent.  When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes.  If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest.  In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3        Joint Assessment.  If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4        Personal Property Taxes.  Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee.  When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.  If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 30 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

10.5        Tax Protest.  For property tax purposes, Lessee waives all rights to protest or appeal the appraised value of the Premises and all rights to receive notices of reappraisement as set forth in Sections 41.413 and 42.015 of the Texas Tax Code.

11.          Utilities and Services.  Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.  If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed.  Except as expressly provided otherwise in this Lease, there shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or

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discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.          Assignment and Subletting.

12.1        Lessor’s Consent Required.

(a)           Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)           [Intentionally Omitted]

(c)           [Intentionally Omitted]

(d)           An assignment or subletting which requires Lessor’s consent and which is made without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(d).

(e)           Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)            Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Breach at the time consent is requested.

(g)           Notwithstanding the foregoing, allowing a diminimus portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2        Terms and Conditions Applicable to Assignment and Subletting.

(a)           Regardless of Lessor’s consent, no assignment or subletting shall:  (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)           Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment.  Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)           Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)           In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)           Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including

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but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request.  Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.  (See also Paragraph 36).

(f)            Any assignee of, or sublessee under,  this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)           Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing.  (See Paragraph 39.2)

12.3        Additional Terms and Conditions Applicable to Subletting.  The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under the Lease whether or not expressly incorporated therein:

(a)           Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent.  In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee.  Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee.  Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease.  Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)           In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)           Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)           No sublessee shall further assign or sublet all or any part of the premises without Lessor’s prior written consent.

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(e)           Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice.  The sublessee shall have a right to reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.          Default; Breach; Remedies.

13.1        Default; Breach.  A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease.  A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)           The abandonment of the Premises for more than 90 days; or the vacating of the premises for more than 90 days without providing a commercially reasonable level of security.

(b)           The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, where such failure continues for a period of 3 business days following written notice to Lessee..

(c)           The commission of waste act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 5 business days following written notice to Lessee.

(d)           The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 business days following written notice to Lessee.

(e)           A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)            The occurrence of any of the following events:  (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is

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contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)           The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h)           If the performance of Lessee’s obligations under this Lease is guaranteed:  (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2        Remedies.  If Lessee fails to perform any of is affirmative duties or obligations, within 10 business days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals.  Lessee shall pay to Lessor an amount equal to 100% of the actual and reasonable costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor.  In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)           Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor.  In such event Lessor shall be entitled to recover from Lessee:  (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease.  The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent.  Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12.  If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such

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proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit.  If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1.  In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)                                 Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations.  Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)                                  Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located.  The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

(d)                                 The provisions hereof shall override and control any conflicting provisions of Section 93.002 of the Texas Property Code (as amended).

(e)                                  Notwithstanding anything in this Lease to the contrary, Lessee shall never be liable under this Lease to Lessor for consequential damages, punitive damages, exemplary damages or special damages.

13.3                        [Intentionally Omitted]

13.4                        Late Charges.  Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender.  Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge (“Late Charge”) equal to 5% of each such overdue amount or $100, whichever is greater.  The Parties hereby agree that such Late Charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.  Acceptance of such  Late Charge by Lessor shall in no event constitute a waiver of  Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.

13.5                        Interest.  Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, on the 31st day after it was due as to non-scheduled payments.  The interest (“Interest”) charged shall be computed at the rate of 5% per annum but shall not exceed the maximum rate allowed by law.  Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

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13.6                        Breach of Lessor.

(a)                                 Notice of Breach.  Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor.  For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b)                                 Performance by Lessee on Behalf of Lessor.  In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to two month’s Base Rent, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset.  Lessee shall document the cost of said cure and supply said documentation to Lessor.

(c)                                  Lessee’s Remedies.  Notwithstanding anything in this Lease to the contrary, Lessor shall never be liable under this lease for consequential damages, punitive damages, exemplary damages or special damages.

14.                               Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If a substantial portion of the Building, or the Premises is taken by Condemnation such that Lessee is prevented from using the remainder of the Premises or the Building for the Agreed Use, Lessee may, at Lessee’s option, to be exercised in writing within 30 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 30 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the  Premises caused by such Condemnation.  Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph.  All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be  considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor.  In the event that

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this Lease is not terminated by reason of Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.                               Brokerage Fees.

15.1                        [Intentionally Omitted]

15.2                        [Intentionally Omitted]

Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than Lessee’s Broker) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith.  Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.                               Estoppel Certificates.

(a)                                 Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)                                 If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that:  (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance.  Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c)                                  If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years.  All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.                               Definition of Lessor.  The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease.  In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor.  Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved

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of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the  Lessor.  Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.                               Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.                               Days.  Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.                               Limitation on Liability.  The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.                               Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.                               No Prior or Other Agreements; Broker Disclaimer.  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.                               Notices.

23.1                        Notice Requirements.  All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier including nationally recognized overnight courier) or may be sent by certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23.  Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice.  A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.  See Addendum Paragraph 23.3

23.2                        Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given as of the next business day after delivery of the same to the Postal Service or courier.  Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered

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via delivery or mail.  If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.                               Waivers.  No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof.  Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.  The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee.  Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.                               Intentionally Omitted.

26.                               No Right To Holdover.  Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease.  In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination.  Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.                               Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.                               Covenants and Conditions; Construction of Agreement.  All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.  In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease.  Whenever required by the context, the singular shall include the plural and vice versa.  This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole as if both parties had prepared it.

29.                               Binding Effect; Choice of Law.  This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located.  Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.                               Subordination; Attornment; Non-Disturbance.

30.1                        Subordination.  This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage deed of trust, or other hypothecation or security device (collectively “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions

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thereof.  Lessee agrees that the holders of any such Security Devices (in this Lease together referred as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease.  Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2                        Attornment.  In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3 attorn to such new owner, and this Lease will automatically become a new lease between Lessee and such new owner for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not:  (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3                        Non-Disturbance.  With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable subordination, non-disturbance and attornment agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4                        Self-Executing.  Subject to the terms and requirements of Paragraph 30.3 above, the agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.                               Attorneys’ Fees.  If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees.  Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense.  The attorneys’ fees award shall not be computed in accordance with any court fee schedule but be such as to fully reimburse all attorneys’ fees reasonably incurred.

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32.                               Lessor’s Access; Showing Premises; Repairs.  Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises.  All such activities shall be without abatement of rent or liability to Lessee.

33.                               Auctions.  Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.                               Signs.  Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof.  Lessee shall have the right to install, at Lessee’s sole cost and expense, Building signage on the Premises displaying Lessee’s business or trade name and certain brand identified signs, provided that all such signs must comply with all Applicable Requirements, and Lessee shall remove such signage upon the expiration of the Term or earlier termination of the Lease, and Lessee shall repair any damage to the Building or Premises resulting from the removal of such signage.

35.                               Termination; Merger.  Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies.  Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.                               Consents.  Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party such consent shall not be unreasonably withheld or delayed.  Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor.  Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.  The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is

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being given.  In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish it reasons in writing and in reasonable detail within 10 business days following such request.

37.                               Guarantor.

37.1                        [Intentionally Omitted]

37.2                        [Intentionally Omitted]

38.                               Quiet Possession.  Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.                               Intentionally Omitted.

40.                               [Intentionally Omitted]

41.                               Security Measures.  Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures and that Lessor shall have no obligation whatsoever to provide same.  Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.                               Reservations.  Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee.  Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.                               Performance Under Protest.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum.  If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.  A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

44.                               Authority; Multiple Parties; Execution.

(a)                                 If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity each individual executing this Lease on behalf of such entity

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represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.  Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)                                 If this Lease is executed by more than one person or entity as “Lessee” each such person or entity shall be jointly and severally liable hereunder.  It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)                                  This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45.                               Conflict.  Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.                               Offer.  Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party.  This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.                               Amendments.  This Lease may be modified only in writing signed by the Parties in interest at the time of the modification.

48.                               Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49.                               Mediation and Arbitration of Disputes.  An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☒ is not attached to this Lease.

50.                               Americans with Disabilities Act.  Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, except as expressly otherwise provided under this Lease, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation.  In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, except as expressly otherwise provided under this Lease, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE

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THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION:  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES.  THE PARTIES ARE URGED TO;

1.                                      SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.                                      RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES.  SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO:  THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING:  IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The Parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

By LESSOR:		By LESSEE:

DF/HILLTOP, LLC,		BLUE APRON, INC.,
a California limited liability company		a Delaware corporation

By	SEE ATTACHED SIGNATURE PAGE	By	SEE ATTACHED SIGNATURE PAGE
Name Printed:		Name Printed:
Title:		Title:
By:		By:
Name Printed:		Name Printed:
Title:		Title:

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NOTE:  These forms are often modified to meet the changing requirements of law and industry needs.  Always write or call to make sure you are utilizing the most current form:  AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017.  (213) 687-8777.  Fax No. (213) 687-8616

©Copyright 2001 — By AIR Commercial Real Estate Association.  All Rights reserved.
No part of these works may be reproduced in any form without permission in writing.
JLL UPDATED Dreisbach-Blue Apron Single Tenant Lease (373858-00003)

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SIGNATURE PAGE

This signature page is attached to that certain STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET (“Addendum”) made and entered into by and between DF/HILLTOP, LLC, a California limited liability company (“LESSOR”), and BLUE APRON, INC., a Delaware corporation (“Lessee”), and dated as of the date first written above.

“LESSOR”	DF/HILLTOP, LLC,
a California limited liability company

	By:	/s/ Jason W. Dreisbach
	Name:	Jason W. Dreisbach
	Its:	Attorney in Fact Dreisbach Family Trust

“LESSEE”	BLUE APRON, INC.
a Delaware corporation

	By:	/s/ Matt Salzberg
	Name:	Matt Salzberg
	Its:	CEO

EXHIBIT A

LEGAL DESCRIPTION
(TERRANT COUNTY)

BEING a tract of land situated in the M. Harris Survey, Abstract No. 704, City of Arlington, Tarrant County, Texas, the subject tract being all of Site 29, Sub-Tract 8-Z, Tract VIII, Six Flags Business Park, according to the plat recorded in Volume 388-106, Page 59 of the Plat Records, Tarrant County, Texas (PRTCT), the subject tract being more particularly described as follows:

BEGINNING at ½” iron rod found on the south line of the T. & P. G.S.C. Railroad, a 53 foot right-of-way, for the northeast corner of said Site 29 and being the northwest corner of Site 30, Sub-Tract 8-Z, Tract VIII, Six Flags Business Park, according to the plat recorded in Volume 388-107, Page 30 PRTCT;

THENCE S 14º46’34” E, 340.00 feet along the common line thereof to an “X” set in concrete on the north line of Centennial Drive, a 60 foot public right-of-way, for the common corner between Site 29 and Site 30;

THENCE S 75º13’26” W, 357.81 feet along the north line thereof to an “X” set in concrete;

THENCE continuing along the north line thereof, around a tangent curve to the right having a central angle of 14º11’30”, a radius of 860.68 feet a chord of S 82º19’11” W — 212.64 feet an arc length of 213.18 feet to a point from which a 5/8” iron rod found bears N 67º49’34” W, 0.86 feet, said point being the south end of a corner clip being the intersection of Centennial Drive with the east line of Six Flags Drive, a 60 foot public right-of-way;

THENCE along said corner clip, around a compound curve to the right having a central angle of 90º00’00”, a radius of 25.00 feet a chord of N 45º35’04” W — 35.36 feet an arc length of 39.27 feet to a ½” iron rod with plastic cap stamped “SPIARSENG” set;

THENCE N 00º35’04” W, 345.00 feet along the east line of Six Flags Drive to a ½” iron rod with plastic cap stamped “SPIARSENG” set at the intersection said east line with the south line of said railroad;

THENCE N 89º24’56” E, 147.54 feet along the south line thereof to a 5/8” iron rod found;

THENCE continuing along the south line thereof, around a tangent curve to the left having a central angle of 14º11’30”, a radius of 489.28 feet a chord of N 82º19’11” E — 120.88 feet an arc length of 121.19 feet to a ½” iron rod found;

THENCE N 75º13’26” E, 239.35 feet continuing along the south line thereof to the POINT OF BEGINNING with the subject tract containing 192,640 square feet or 4.422 acres of land.

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL
SINGLE-TENANT LEASE - NET

THIS ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET (“Addendum”) is made and entered into by and between DF/HILLTOP, LLC, a California limited liability company (“Lessor”), and BLUE APRON, INC., a Delaware corporation (“Lessee”), as of the date set forth on the first page of that certain Standard Industrial/Commercial Single-Tenant Lease - Net (the “Lease”) between Lessor and Lessee to which this Addendum is attached and incorporated.  The terms, covenants and conditions set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease.  To the extent that the provisions of this Addendum are inconsistent with any provisions of the Lease, the provisions of this Addendum shall supersede and control.

1.3                               Commencement Date; Contingency.  Lessee hereby acknowledges that, as of the date hereof, Lessor is under contract to purchase the Premises (the “Acquisition”), but as of the date hereof, Lessor has not yet closed on such purchase and does not yet own the Premises.  As referenced in this Lease, the “Commencement Date” shall be the closing date for the Acquisition.  The effectiveness of this Lease is subject to and conditioned upon the closing of the Acquisition whereby Lessor shall acquire fee title to the Premises (the “Contingency”).  In the event the Contingency is not satisfied on or before sixty (60) days after the date hereof, either Lessor or Lessee may terminate this Lease by written notice provided to the other party (“Contingency Notice”).  This Lease shall be null and void as of the delivery of any such Contingency Notice and Lessor shall thereafter return to Lessee the Security Deposit and the prepaid monthly Base Rent, and neither party shall have any further obligations to the other hereunder.

1.5                               Base Rent.  Throughout the Term, Lessee shall pay monthly installments of Base Rent for the Premises in the amounts set forth below.  For purposes of the Lease, “Lease Year” shall mean each consecutive twelve (12) month period during the Term commencing on the Commencement Date.

Lease Year	Annual Base Rent	Monthly Installment of Base Rent
1	$433,023.17	$36,085.26
2	$441,683,64	$36,806.97
3	$450,517.31	$37,543.11
4	$459,527.66	$38,293.97
5	$468,718.21	$39,059.85
6	$478,092.57	$39,841.05
7	$487,654.42	$40,637.87
8	$497,407.51	$41,450.63
9	$507,355.66	$42,279.64
10	$517,505.78	$43,125.23

2.5                               Lessor Work.  Notwithstanding anything contained in the Lease to the contrary, Lessor shall complete the following improvements (collectively, the “Lessor Work”), at Lessor’s sole cost and expense, following full execution and delivery of this Lease:  (i) replace the existing roof or install new roofing material over the existing roof of the building located at

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the Premises (the “Building”) which is adequate to cause the Building roof to be water-tight for a duration equal to or longer than the Term; (ii) repair, as needed, the dock doors, enclosures, levelers, high speed doors and cooler man doors to the extent required to cause such items to be in good working order; (iii) repair the pit drainage system to the extent required to cause such item to be in good working order; (iv) power wash the interior of the Building’s cooler, (v) cause the existing HVAC, plumbing and electrical systems to be in working order upon delivery, provided that any upgrades or replacements of such systems required in connection with any improvements or alterations to the Premises made by Lessee shall be Lessee’s sole obligation, (vi) remove and replace portions of the Building concrete flooring which has been damaged by battery acid, and (vii) perform the initial power wash of the interior of coolers.  Lessee acknowledges and agrees that (a) the cooler panels and curbing, and (b) the refrigeration and floor heating systems shall be its sole responsibility.  The Lessor Work shall be substantially completed by Lessor on or before the date which is ninety (90) days following the Commencement Date (provided that such date shall be subject to extension on a day-for-day basis on account of any tenant delays) (the “Lessor Work Completion Date”), and Lessee shall receive an abatement of rent for each day following the Lessor Work Completion Date (as the same may be extended hereunder) that (i) the Lessor Work is not substantially completed, and (ii) such failure to timely substantially complete the Lessor Work interferes with Lessee’s use and enjoyment of the Premises or its ability to operate its business from the Premises.

2.6                               Lessee Improvements.  Notwithstanding anything to the contrary in Paragraph 2, Lessee shall be entitled to a one-time improvement allowance (the “Lessee Improvement Allowance”) in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000.00) for costs relating to the repair of the existing refrigeration system located within the Building as of the date of this Lease (the “Lessee Improvements”).  In no event shall Lessor be obligated to make disbursements pursuant to this Paragraph 2.6 in a total amount which exceeds the Lessee Improvement Allowance.  Lessee shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Lessee Improvement Allowance which is not used to pay for the Lessee Improvement Allowance Items (as hereinafter defined).  The Lessee Improvement Allowance shall be disbursed to Lessee within thirty (30) days after Lessor’s receipt of:  (i) reasonably particularized written invoices for such costs; (ii) executed mechanic’s lien releases from all of Lessee’s subcontractors, laborers, materialmen, and suppliers used in connection with the Lessee Improvements, which shall comply with the appropriate provisions, as reasonably determined by Lessor, of Texas law; and (iii) all other information reasonably requested by Lessor.  Lessee shall provide written notice to Lessor of all alterations and improvements constructed by or for Lessee at the Premises, provided that Lessor’s prior consent to any alterations and improvements shall only be required to the extent they affect the Building roof, structure, foundation, or fire-life safety system.

9.4                               Total Destruction.  Notwithstanding any other provision hereof, if a Premises Total Destruction shall occur, Lessor shall have the right, in Lessor’s sole discretion, to terminate the Lease, in which event Lessor shall within thirty (30) days following delivery of the Partial/Total Notice (as defined in Paragraph 9.l(b) of the Lease) (the “Lessor Notice Date”), give notice of such termination to Lessee, and thereupon the Lease shall terminate ten (10) days after such notice is given and Lessee shall vacate the Premises and surrender the same to Lessor.  In the event a Premises Total Destruction shall occur and Lessor does not elect to terminate the Lease as provided in the immediately preceding sentence, Lessee may elect, no later than thirty

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(30) days after the Lessor Notice Date, to terminate this Lease by written notice to Lessor effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Lessee.  Additionally, in the event a Premises Total Destruction shall occur and neither Lessor nor Lessee has elected to terminate the Lease as provided above, and the repairs to the Premises are not substantially complete within one hundred eighty (180) days from the date of such Premises Total Destruction, then Lessee shall have the right to terminate the Lease upon delivery of notice to Lessor not more than thirty (30) days after the expiration of the foregoing one hundred eighty (180) day period, which termination shall be effective as of the date of the delivery of such written notice to Lessor.

10.6                        Real Property Tax Assessments.  In the event that any special tax assessments are permitted by the governing taxing authority or by applicable law to be paid in installments, Lessee shall have the right to pay such special tax assessments in the maximum number of installments permitted by such governing taxing authority or applicable law; provided, however, in the event that any such special tax assessments is assessed against the Premises relates solely to the period of time consisting of the Term of this Lease (as the same shall be extended pursuant to the terms of Paragraph 1.3, above), then notwithstanding the foregoing, Lessee shall pay the entire of amount of such special tax assessments prior to the expiration of the Term of this Lease.  Lessor shall be obligated to pay any installment of such special tax assessments which is applicable to any period following the expiration of this Lease.

11.                               Interruption of Utilities.  In the event that any utility service provided to the Premises shall cease or be interrupted and such interruption renders the Premises untenantable for the uses permitted under this Lease and thereby prevents Lessee from (and Lessee, in fact ceases) conducting its business operations therein and such cessation or interruption results from a failure by Lessor to perform any of its obligations hereunder, then if such cessation or interruption and the resulting untenantability continues for a period of five (5) consecutive business days after Lessee gives Lessor written notice of said interruption or cessation, then Lessee shall be entitled to an appropriate abatement of rent from the fifth (5th) day after said notice is received by Lessor until the service is restored and the Premises rendered tenantable.

12.3                        Terms and Conditions Applicable to Subletting.  If the rent and other monies payable by any sublessee to Lessee, on a per rentable square foot basis, for or in connection with the use and occupancy of any sublet space shall be in excess of the Rent payable by Lessee under this Lease on a per rentable square foot basis, Lessee shall so notify Lessor and Lessee shall pay to Lessor fifty percent (50%) of all such excess received by Lessee, after deducting the reasonable expenses incurred by Lessee for (i) reasonable changes, alterations and improvements in the Premises in connection with such sublease, (ii) reasonable brokerage commissions incurred in connection with such sublease, (iii) any free rent reasonably provided to such sublessee, and (iv) any reasonable marketing fees incurred in connection with such sublease.

Notwithstanding anything to the contrary in Paragraph 12, Lessee shall be permitted to assign this Lease, or sublet all or a portion of the Premises, to an Affiliate (as hereinafter defined) of Lessee without the prior consent of Lessor, if all of the following conditions are satisfied:

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(a)                                 an event of Breach by Lessee does not then exist;

(b)                                 a fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Lessor may reasonably request, shall have been delivered to Lessor;

(c)                                  any such assignment is not conducted as a subterfuge to avoid the obligations of Lessee under Paragraph 12 or otherwise under the Lease;

(d)                                 Lessee gives Lessor at least 30 days prior written notice of any such assignment or sublease to an Affiliate; and

(e)                                  Lessee shall remain fully liable for all obligations to be performed by Lessee under this Lease notwithstanding any such assignment or transfer.

As used herein the term “Affiliate” shall mean (i) an entity which directly or indirectly controls, is controlled by, or is under common control with, Lessee, (ii) a successor-in-interest to Lessee by way of merger or consolidation, or by sale of all or substantially all of the stock of Lessee or of all of the assets of Lessee, or (iii) any entity to which a majority of the capital stock, partnership or other equity or legal or beneficial interest of Lessee are transferred, so long as the tangible net worth of the surviving or successor entity following such transaction is at least as much as the tangible net worth of Lessee immediately preceding the transaction or at the Commencement Date, whichever is lesser.  “Control” shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity.

23.3                        Notice Requirements.  All notices shall be sent to the following addresses:

If to Lessor:	DF/Hilltop, LLC
2530 East 11th Street
Oakland, California 94601
Attn: Mr. Jason Dreisbach
Facsimile No.: (510) 533-6600

with a copy to:	Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attn: Alain M. R’bibo, Esq.
Facsimile No.: (310) 788-2410

If to Lessee:	Blue Apron, Inc.
5 Crosby Street, 3rd Floor
New York, New York 10013
Attn: Mr. Matt Salzberg
Facsimile No.:

51.                               Financial Statements and Other Information.  Lessee shall provide Lessor and any of Lessor’s mortgagee(s) or lender(s) audited or reviewed financial statements compiled by a

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certified public accountant to the extent requested by Lessor or Lessor’s lender or prospective lender in connection with any financing transaction of Lessor.  Lessee shall also deliver such additional financial information as may reasonably be requested by Lessor’s mortgagee(s) or lender(s), provided the same is of a type normally maintained by Lessee or can be obtained without undue cost or burden on Lessee’s personnel.

52.                               DTPA Waiver.  Lessee certifies that it is not a “consumer” within the meaning of the Texas Deceptive Trade Practices - Consumer Protection Act, Subchapter E of Chapter 17, Section 17.41, et seq., of the Texas Business and Commerce Code, as amended, or any similar state statute relating to the protection of consumers (“DTPA”).  LESSEE ACKNOWLEDGES THAT IF ANY DTPA IS APPLICABLE TO THIS LEASE, THEN LESSEE, AFTER CONSULTATION WITH ATTORNEYS OF ITS OWN SELECTION, HEREBY VOLUNTARILY WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES UNDER ANY DTPA THAT MAY BE APPLICABLE TO THE TRANSACTIONS CONTEMPLATED BY THIS LEASE.

53.                               Excluded Expenses.  Notwithstanding anything in the Lease to the contrary, in no event shall Lessor have the right to seek reimbursement from Lessee for the cost of any of the following:  (a) ground rents and loan prepayment penalties, premiums, fees or other charges in connection therewith and other non-operating debts of Lessor; (b) omitted or additional real estate taxes assessed during the Term but relating to a period prior to the Commencement Date or after the Expiration Date; (c) expenses which are reimbursed by insurance or warranties; (d) the amount of any refundable deposits; (e) Federal, State or local income, revenue or excise taxes imposed on Lessor or any inheritance, estate, succession, transfer, gift, capital stock, franchise, or excess profit taxes; (f) annual management fees in excess of 1.5% of the annual Base Rent then in effect under the Lease; (g) costs of repairs, replacements and alterations for which and to the extent that Lessor is actually reimbursed therefor; (h) expenses arising from the gross negligence or willful misconduct of Lessor or its agents, servants or employees or from Lessor’s breach of its obligations under this Lease and that would not have otherwise been incurred but for such gross negligence, willful misconduct or breach; (i) costs and expenses incurred by Lessor to remove, enclose or encapsulate hazardous substances existing in the Premises as of the Commencement Date in violation of any laws, rules and regulations then in effect; (j) fines, penalties, interest or legal fees incurred as a result of Lessor’s late payment of taxes, utility bills or any other costs of the Premises; or (k) any capital improvements performed by Lessor in connection with the Building structure, roof or foundation.

54.                               Fire-Life Safety System.  Notwithstanding anything in the Lease to the contrary, the repair and maintenance of the fire-life safety system for the Building shall be the responsibility of Lessor, provided that Lessee shall reimburse Lessor for any costs incurred by Lessor in connection with such repair and maintenance within thirty (30) days following Lessor’s written request therefor.

55.                               Hazardous Substances.  Notwithstanding anything in the Lease to the contrary, Lessor shall be responsible, at Lessor’s sole cost and expense, for the removal and remediation of any Hazardous Substances existing at the Premises as of the Commencement Date to the extent that the presence of such Hazardous Substances violates Applicable Requirements or interferes with Lessee’s use of the Premises, provided that Lessee shall be solely responsible for

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any remediation of Hazardous Substances which is necessitated or triggered by any improvements or alterations performed by Lessee in the Premises, or Lessee’s particular use of the Premises.

56.                               Removal of Personal Property.  Notwithstanding anything in the Lease to the contrary, Lessee acknowledges and agrees that upon the Commencement Date, the Premises are being delivered with certain existing racking and refrigeration equipment (collectively, the “Existing FF&E”) and Lessee shall not remove, dispose of or replace such Existing FF&E without prior written notice to Lessor.  In the event that Lessee elects to dispose of any portion of the Existing FF&E which constitutes racking equipment, then Lessor shall have the right to recover such racking equipment and shall cause such racking equipment to be stored and/or delivered away from the Premises at Lessor’s sole cost and expense.  In the event that Lessee elects to dispose of any portion of the Existing FF&E which constitutes refrigeration equipment, then upon the expiration or earlier termination of the Lease, Lessee shall replace such refrigeration equipment with refrigeration equipment comparable to the Existing FF&E refrigeration equipment (in the condition of such equipment as of the Commencement Date) to Lessor’s reasonable satisfaction.  Subject to the foregoing, upon the expiration or earlier termination of the Lease, Lessee shall have the right to remove any furniture, fixtures or equipment installed by Lessee in the Premises which were paid for by Lessee.

57.                               Compliance with Applicable Requirements.  Notwithstanding anything in the Lease to the contrary, to the extent that any improvements are required at the Premises to cause the Premises to comply with Applicable Requirements, then Lessor shall be responsible, at Lessor’s sole cost and expense, for making any such improvements to the extent such improvements (i) pertain to any Applicable Requirement which is in effect as of the Commencement Date, (ii) are required in the absence of any improvements or alterations performed by Lessee at the Premises and are not triggered by any Lessee improvements or alterations, (iii) are not required to correct any “grandfathered” or similar legal non-conforming portions of the Premises, and (iv) are then being required by any applicable governmental authority, or are required in order for Lessee to use the Premises as intended for its business operations.  Except for Lessor’s express obligations hereinabove, Lessee shall otherwise be responsible for causing the Premises to comply with Applicable Requirements.

58.                               Capital Improvements.  Notwithstanding anything in the Lease to the contrary, and except for any capital improvements pertaining to the Building structure, roof or foundation for which Lessee shall have no obligation, to the extent that during the Term, any capital improvements are required at the Premises (including the replacement of base building systems such HVAC, electrical and plumbing), such improvements shall be coordinated with Lessor (including Lessor’s prior written approval of plans and specifications) and made by Lessee at Lessee’s sole cost and expense, provided that Lessor shall deliver payment to Lessee, within 30 days following receipt of written request therefor together with reasonable supporting documentation, in an amount equal to the percentage of the cost of such item which is equal to the percentage of the useful life of such item (as determined by GAAP) which occurs following the Expiration Date.  The terms of this Paragraph 58 shall not apply with respect to Lessee’s initial improvements at the Premises for which Lessor shall have no responsibility.

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59.                               Efforts to Relet Upon Termination of Lease.  Notwithstanding anything in the Lease to the contrary, in the event of the termination of the Lease as a result of any Breach by Lessee, and provided that Lessee has vacated the Premises, Lessor shall use commercially reasonable efforts to relet the Premises by listing the Premises with a reputable real estate broker for lease at market rates.

60.                               Property Management Fee.  Notwithstanding anything in the Lease to the contrary, Lessor shall have the right to charge Lessee a monthly property management fee in an amount equal to 1.5% of the monthly Base Rent then in effect under the Lease, and which amount shall be paid within 30 days of Lessor’s written request therefor or paid together with any other pass through expenses billed by Lessor to Lessee in accordance with the terms of the Lease.

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum concurrently with the Lease of even date herewith.

“LESSOR”	DF/HILLTOP, LLC,
a California limited liability company

	By:	/s/ Jason W. Dreisbach
	Name:	Jason W. Dreisbach
	Its:	Attorney in Fact Dreisbach Family Trust

“LESSEE”	BLUE APRON, INC.
a Delaware corporation

	By:	/s/ Matt Salzberg
	Name:	Matt Salzberg
	Its:	CEO

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